EXHIBIT 13.1

906 CERTIFICATION

May 14, 2012

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted in connection with the Telecom Italia S.p.A. Annual Report on Form 20-F for the year ended December 31, 2011 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Franco Bernabè, the Executive Chairman, Marco Patuano, the Domestic Managing Director and Chief Operating Officer and Andrea Mangoni, the Head of Administration, Finance and Control and International Development, of Telecom Italia S.p.A., each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Telecom Italia S.p.A.

By:	/s/ FRANCO BERNABÈ
Name:	Franco Bernabè
Title:	Executive Chairman

By:	/s/ MARCO PATUANO
Name:	Marco Patuano
Title:	Domestic Managing Director and Chief Operating Officer

By:	/s/ ANDREA MANGONI
Name:	Andrea Mangoni
Title:	Head of Administration, Finance and Control and International Development